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                                                                    EXHIBIT 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Biomerica, Inc. and Subsidiaries
Newport Beach, California

     We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated July 29, 1999, relating to the consolidated financial statements of Biomerica, Inc. and Subsidiaries for the year ended May 31, 1999, which is contained in that Prospectus.

     We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                              BDO SEIDMAN, LLP

Costa Mesa, California
September 16, 1999